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                                                                   Exhibit 10.57

First Union National Bank
of Florida

Post Office Box 1825
Tampa, Florida 33601-1825
813 276-6000

[LOGO]

July 18, 1996

Mr. William E. Hattaway, President
Mr. Warren R. Nelson, Chief Financial Officer
SHELLS SEAFOOD RESTAURANTS INC AND SUBSIDIARIES
16313 NORTH DALE MABRY SUITE 100
TAMPA, FL 33618

Re: Loan Commitment to: SHELLS SEAFOOD RESTAURANTS INC AND SUBSIDIARIES

Dear Warren and Bill:

FIRST UNION NATIONAL BANK OF FLORIDA ("First Union") is pleased to offer you a commitment to lend on the following terms and conditions:

BORROWER:           SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES

LOAN: $2,000,000.00 Line of Credit to finance the purchase of restaurant properties. Term loans under the Line to be the lesser of (i) 75% of First Union approved MAI appraised value, or (ii) $450,000. Line expires on March 31, 1997.

INTEREST RATE:      1-Month-LIBOR plus 2.25% (225 basis points). The
                    1-Month-LIBOR shall be determined in accordance with First
                    Union's adjusted 1-Month-LIBOR formula which is the equivalent of 1-Month-LIBOR rates published daily in the Wall Street Journal. Comparable spread fixed rates are available based on market rates on the date of closing.

REPAYMENT:          Repayable in monthly payments of either (i) principal plus interest based on a fifteen year amortization, or (ii) principal and interest based on a twelve year amortization.
                    Term loans shall have a five year balloon.

FEES: Borrower shall pay a draw fee of one-half percent at each term loan closing.

COLLATERAL:         A first mortgage on the real property with an assignment of all rents and leases. An MAI appraiser shall appraise the Mortgaged Premises using appraisal methods and final valuation acceptable to First Union. First Union shall select and engage the appraiser. The appraisal must be in compliance with the Appraisal Standards for Federally
                    Regulated Transactions, as required by the Federal Financial
                    Institution Reform, Recovery, and Enforcement Act of 1989
                    ("FIRREA") and related or subsequent regulations. Appraisals will be delivered to First Union at least seven days prior to closings. Borrower may be required to provide an environmental assessment or audit report, acceptable to First Union, attesting to the satisfactory environmental condition of the collateral and certifying that Borrower is complying with all applicable environmental laws.

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BORROWER
FINANCIAL
STATEMENTS:         Borrower will annually provide 10K's and audited financial statements reflecting its operations, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules.

                    Borrower will provide unaudited management quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules, and a copy of 10Q's and management's quarterly memorandum, if any, to Borrower's Board of Directors (subject to confidentiality of First Union).

COVENANTS:          The covenants described on the Covenants Schedule to this
                    letter will be required.

DOCUMENTS:          The loan will be evidenced by documents prepared by and
                    acceptable to First Union.

COSTS: Borrower shall pay all reasonable costs, expenses and fees including, without limitation, appraisal, survey, insurance, enviromental assessment, attorneys' fees, and recording fees associated with this transaction whether or not the transaction closes.

The preceding terms and conditions are not exhaustive, and this commitment is subject to certain other terms and closing conditions customarily required by First Union for similar transactions. First Union may be referred to as "Bank" in this commitment letter and other related documents. This commitment will expire unless it is closed on or before August 5, 1996. This commitment letter shall not survive closing.

Borrower represents and agrees that all financial statements and other information delivered to First Union are correct and complete. No material, adverse change may occur in, nor any adverse circumstance be discovered as to, the business or financial condition of the Borrower prior to closing. First Union's obligations under this commitment are conditioned on the fulfillment to First Union's sole satisfaction of each term and condition referenced by this commitment.

This commitment supersedes all prior commitments and proposals with respect to this transaction, whether written or oral, including any previous Term Sheets made by First Union or anyone acting with its authorization. No modification shall be valid unless made in writing and signed by an authorized officer of First Union. This commitment is not assignable, and no party other than Borrower shall be entitled to rely on this commitment.

Please indicate your acceptance of this offer and the terms and conditions contained herein by signing below and returning one executed copy of this commitment letter to the undersigned. This offer of commitment shall expire unless the acceptance is received by the undersigned on or before August 5, 1996.

Thank you for allowing First Union to be of service. Please do not hesitate to give me a call if I can be of further assistance.

Sincerely,

FIRST UNION NATIONAL BANK OF FLORIDA

By: /s/ Joseph Chillura
    ----------------------------------
    Joseph Chillura
    Vice President
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                         ACCEPTANCE OF LOAN COMMITMENT

   The above commitment is agreed to and accepted on the terms and conditions provided in this letter.

SHELLS SEAFOOD RESTAURANTS INC AND SUBSIDIARIES


/s/ William E. Hattaway
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By: William E. Hattaway, President


SHELLS SEAFOOD RESTAURANTS INC AND SUBSIDIARIES


/s/ Warren R. Nelson
-----------------------------------------------
By: Warren R. Nelson, Chief Financial Officer


In the event First Union's document preparation staff needs to obtain additional information for the closing of this transaction, please provide in the space below the name and telephone number of the appropriate contact at your company:


Name: Warren Nelson or Steve Murman
      -----------------------------------------

Telephone Number: 813 961-0944
                  -----------------------------


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                               COVENANT SCHEDULE

Attached to Commitment Letter to SHELLS SEAFOOD RESTAURANTS INC AND SUBSIDIARIES dated July 18, 1996:

FINANCIAL COVENANTS.

Current Ratio. Borrower shall at all times maintain a Current Ratio of not less than .55 to 1.00. "Current Ratio" shall mean the ratio of current assets to current liabilities.

Total Liabilities to Effective Tangible Net Worth Ratio. Borrower shall at all times beginning the fiscal quarter immediately following the closing date of the loan maintain total liabilities, including debt fully subordinated to the loan, to Tangible Net Worth Ratio of not more than 2.25 to 1.00. For purposes of this computation, "Total Liabilities" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. "Effective Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall exclude any debt fully subordinated to the loan.

Debt to Cash Flow Ratio. Borrower shall for each fiscal year maintain a Debt to Cash Flow Ratio of not more than 2.00 to 1.00. "Debt Cash Flow" shall mean the sum of all Funded Debt over the sum of net profit, interest, taxes, depreciation and amortization. "Funded Debt" shall mean, as applied to any person, the sum of all indebtedness for borrowed money (including, without limitation, capital lease obligations and un-reimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person.

Dividends. Except for dividends applicable to Shells, Inc preferred shares, Borrower shall not, during any fiscal year, declare or pay cash dividends.

FINANCIAL REPORTS.

Reports and Proxies. Borrower shall deliver to First Union, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to all its stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

AFFIRMATIVE COVENANTS.

Deposit Ralationship. Borrower will maintain its primary depository account with First Union.

Cash Management Relationship. Borrower will maintain its cash management account with First Union.

NEGATIVE COVENANTS.

Change in Fiscal Year. Borrower shall not change its fiscal year without the consent of First Union (not to be unreasonably withheld).

Guarantees. Borrower shall not guarantee or otherwise become responsible for obligations of any other person, except in the cases of restaurant joint ventures.